UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 11, 2014

FullCircle Registry, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-51918	87-0653761
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Alpine Drive, Shelbyville, KY 40065
(Address of principal executive offices)

(502) 410-4500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant's Certifying Accountant.

On November 7, 2014, the Board of Directors of the Company approved the appointment of Somerset CPAs, P.C. (“Somerset”) as the Company’s independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ended December 31, 2014.

During the Company’s past two fiscal years, and through November 7, 2014, the date on which Somerset’s appointment was approved, neither the Company, nor any person on its behalf, has consulted with Somerset with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Further, no written report or oral advice was provided by Somerset to the Company that it concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting of an issue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fullcircle Registry, Inc.

Date: November 11, 2014

By: /s/ Norman L. Frohreich

Norman L. Frohreich, President

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